U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 22, 2009

                         Commission File No. 333.136247


                           DOMARK INTERNATIONAL, INC.
        (Exact name of small business issuer as specified in its charter)

           Nevada                                                20-4647578
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                         3551 W Lake Mary Blvd, Ste 209
                               Lake Mary, FL 32746
                    (Address of principal executive offices)

                                  877-700-7369
                           (Issuer's telephone number)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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As used in this report,  the terms "we",  "us",  "our",  "our company"  "Domark"
refer to Domark International, Inc., a Nevada corporation.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 26, 2009, in a Debt Settlement Agreement by and between the Company and R. Thomas Kidd, any and all debt owed to Mr. Kidd for expenses, advances, or loans has been settled. The Company agrees to pay Mr. Kidd $150,000 cash and transfer 3.5 million shares of common stock of TRTN, OTCBB held by us. Furthermore, the Company executed an assignment of all claims against Victory Lane Financial Elite, et al as known or shall become known in the course of the litigation entitled DOMK vs Victory Lane Elite, LLC, Costello, et al in the US District Court, Middle District of Florida, and the case in Tattnall County, Georgia.

On November 22, 2009, in a Cancellation of Claims, Disbursements & Irrevocable Instructions by and between the Company and R. Thomas Kidd, the parties agreed as follows:

     * Upon closing of any settlement agreement between the Company and Victory Lane Financial Elite, et al, the Company shall pay to R. Thomas Kidd the sum of $192,500 in cash if cash is received, or at

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          minimum, $42,500 in cash and an assignment of a third party promissory note in the minimum amount of $150,000 executed by all Victory Lane Financial Elite, et al in favor of the Company on terms acceptable to KIDD provided that R. Thomas Kidd will cancel the promissory note executed by the Company in favor of R. Thomas Kidd in the amount of $192,500 and return the original promissory note to the Company;

     * In the event of no settlement agreement between the Company and Victory Lane Financial Elite, et al, R. Thomas Kidd agree to accept and the Company agrees to pay R. Thomas Kidd the sum of $192,500 from the first proceeds of any award or judgment obtained as a result of the prosecution of the litigation and arbitration actions against the Victory Lane Financial Elite, et al;

     * R. Thomas Kidd canceled the Assignment of Claims executed by the Company in favor of R. Thomas Kidd on August 26, 2009 and transferred title and ownership of the Victory Lane, LLC Units to the Company; in addition, R Thomas Kidd resigned as Managing Member of Victory Lane, LLC and appointed Scott Sieck as Managing Member of Victory Lane, LLC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DoMark International, Inc.


Date: November 30, 2009                By: /s/ Scott Sieck
                                           -------------------------------------
                                           Scott Sieck
                                           Chief Executive Officer


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